UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 26, 2007
VALERO ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13175 (Commission File Number)	74-1828067 (IRS Employer Identification No.)

One Valero Way San Antonio, Texas (Address of principal executive offices)	78249 (Zip Code)
Registrant’s telephone number, including area code: (210) 345-2000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On April 26, 2007, Valero Energy Corporation (the “Company”) entered into a private accelerated share repurchase agreement with an affiliate of JPMorgan, pursuant to which the Company will purchase shares of its common stock for an upfront payment of $3 billion (the “ASR program”). The agreement was entered into in connection with the Company’s expanded share purchase program approved by the Company’s board of directors (“Board”) on April 25, 2007. On April 26, 2007, the Company issued a press release announcing that its Board authorized a $4.0 billion increase in the aggregate size of the Company’s existing $2.0 billion share repurchase program that was approved and announced in October 2006. A copy of the press release is furnished with this report as Exhibit 99.1, and is incorporated herein by reference. The $3 billion ASR program was specifically authorized as a component of the Company’s $6 billion program. The $6 billion program has no expiration date.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

10.1	Letter Agreement, dated April 26, 2007, between JPMorgan Chase Bank, National Association, London Branch and Valero Energy Corporation.

99.1	Press Release, dated April 26, 2007.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALERO ENERGY CORPORATION
Date: April 30, 2007	By:	/s/ Jay D. Browning
Jay D. Browning
Senior Vice President and Secretary

EXHIBIT INDEX

Number	Exhibit

10.1	Letter Agreement, dated April 26, 2007, between JPMorgan Chase Bank, National Association, London Branch and Valero Energy Corporation.

99.1	Press Release, dated April 26, 2007.

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